Exhibit 4.8

REGISTRATION RIGHTS AGREEMENT

NOVEMBER 13, 2018

Among

ANHEUSER-BUSCH COMPANIES, LLC

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

ANHEUSER-BUSCH INBEV SA/NV

THE SUBSIDIARY GUARANTORS

And

DEUTSCHE BANK SECURITIES INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Allen & Overy LLP

0040713-0000175 ICM:31205009.5

CONTENTS

Clause		Page

1.	Definitions	1
2.	Registration under the 1933 Act	4
3.	Registration Procedures	9
4.	Indemnification; Contribution	16
5.	Miscellaneous	19

Signatories		1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the Agreement) is made and entered into this thirteenth day of November 2018,

AMONG:

(1)

ANHEUSER-BUSCH COMPANIES, LLC, a limited liability company organized under the laws of the State of Delaware with a registered office at 1209 Orange Street, Wilmington, Delaware 19801 (ABC and an Issuer);

(2)

ANHEUSER-BUSCH INBEV WORLDWIDE INC., a corporation incorporated under the laws of the State of Delaware with a registered office at 1209 Orange Street, Wilmington, Delaware 19801 (ABIWW and an Issuer and, together with ABC, the Issuers);

(3)	ANHEUSER-BUSCH INBEV NV/SA, a company incorporated under the laws of Belgium (the Parent Guarantor);

(4)	THE SUBSIDIARY GUARANTORS named in Schedule 1 hereto (the Subsidiary Guarantors and together with the Parent Guarantor, the Guarantors);

(5)	DEUTSCHE BANK SECURITIES INC. (Deutsche Bank); and

(6)	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (Merrill Lynch) and, together with Deutsche Bank, as dealer managers pursuant to the Dealer Manager Agreement (defined below), the Dealer Managers.

The Issuers and the Dealer Managers are parties to the Dealer Manager Agreement dated October 26, 2018 (the Dealer Manager Agreement), pursuant to which the Issuers have arranged to offer to exchange (the Private Exchange Offer) certain series of the Issuers’ notes guaranteed by the Guarantors (the Securities) for the outstanding existing notes named therein (the Old Securities). As an inducement to the Dealer Managers to enter into the Dealer Manager Agreement and as an inducement for holders of the Old Securities to participate in the Private Exchange Offer, the Issuers have agreed to provide to the participants in the Private Exchange Offer and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Dealer Managers’ obligations under the Dealer Manager Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.	DEFINITIONS

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

1933 Act shall mean the Securities Act of 1933, as amended from time to time.

1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

Business Day shall mean a day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York or Brussels, Belgium are authorized or required to be closed.

Closing Date shall mean the first date on which any Securities are issued by the Issuers to Holders as a result of the Private Exchange Offer.

Dealer Manager Agreement shall have the meaning set forth in the preamble.

Dealer Managers shall have the meaning set forth in the preamble.

Depositary shall mean The Depository Trust Company, or any other depositary appointed by the Issuers, provided, however, that such depositary shall have an address in the Borough of Manhattan, in The City of New York.

Exchange Offer shall mean the exchange offer by the Issuers of Exchange Securities for Registrable Securities pursuant to Clause 2.1 hereof.

Exchange Offer Registration Statement shall mean an exchange offer registration statement on Form F-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

Exchange Period shall have the meaning set forth in Clause 2.1 hereof.

Exchange Securities shall mean the applicable series of securities issued by the Issuers and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Registrable Securities pursuant to the Exchange Offer.

Free Writing Prospectus means each free writing prospectus (as defined in Rule 405 under the 1933 Act) prepared by or on behalf of the Issuers or a Guarantor or used or referred to by the Issuers or a Guarantor in connection with the sale of the Securities or the Exchange Securities.

Guarantees shall have the meaning set forth in Clause 5.12 hereof.

Guarantors shall have the meaning set forth in the preamble and shall also include their successors; provided that the Guarantees may be released globally pursuant to the terms of the Indenture, in which case the Exchange Securities would not benefit from any Guarantees so released and any applicable Guarantors would no longer be parties to this Agreement.

Holder shall mean any Person, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

Indenture shall mean the Indenture relating to the Securities to be dated as of November 13, 2018, among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company N.A., as Trustee, as so supplemented or amended.

Issuer and Issuers shall have the meanings set forth in the preamble and shall also include each Issuer’s successors.

Majority Holders shall mean the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the Indenture) Registrable Securities (irrespective of series); provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuers and other obligors on the Securities or any Affiliate (as defined in the Indenture) of the Issuers and the other obligors shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

Parent Guarantor shall have the meaning set forth in the preamble and shall also include the Parent Guarantor’s successors.

Participating Broker-Dealer shall mean any Dealer Manager and any other broker-dealer which makes a market in the Securities and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

Person shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Private Exchange Offer shall have the meaning set forth in the preamble.

Prospectus shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

Registrable Securities shall mean the Securities; provided, however, that Securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (b) such Securities shall have ceased to be outstanding or (c) the Exchange Offer is consummated.

Registration Expenses shall mean any and all expenses incident to performance of or compliance by the Issuers and the Guarantors with this Agreement, including without limitation: (a) all SEC, stock exchange or Financial Industry Regulatory Authority (FINRA) registration and filing fees, including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of FINRA, (b) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of FINRA (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities and any filings with FINRA), (c) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (d) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (e) all rating agency fees, (f) the fees and disbursements of counsel for the Issuers and the Guarantors and of the independent public accountants of the Issuers and the Guarantors, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (g) the fees and expenses of the Trustee, and any escrow agent or custodian, (h) the reasonable expenses of the Dealer Managers in connection with the Exchange Offer, including the reasonable fees and expenses of counsel to the Dealer Managers in connection therewith, (i) the reasonable fees and disbursements of Special Counsel and (j) the reasonable fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Issuers and the Guarantors in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

Registration Statement shall mean any registration statement of the Issuers and the Guarantors which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

SEC shall mean the United States Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

Securities shall have the meaning set forth in the preamble.

Shelf Registrable Securities shall have the meaning set forth in Clause 2.5.

Shelf Registration shall mean a registration effected pursuant to Clause 2.2 hereof.

Shelf Registration Statement shall mean a “shelf” registration statement required to be filed pursuant to the provisions of Clause 2.2 of this Agreement which covers all of the Shelf Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

Special Counsel shall mean Allen & Overy LLP, as special counsel for the Holders of Shelf Registrable Securities or such other special counsel (but not more than one) as may be selected by the Holders of a majority in aggregate principal amount of such Shelf Registrable Securities.

TIA shall mean the Trust Indenture Act of 1939, as amended.

Trustee shall mean the trustee with respect to the Securities and the Exchange Securities under the Indenture.

2.	REGISTRATION UNDER THE 1933 ACT

2.1	Exchange Offer

The Issuers and the Guarantors shall, for the benefit of the Holders, at the Issuers and Guarantors’ expense, (a) use their commercially reasonable efforts to file with the SEC an Exchange Offer Registration Statement on an appropriate form under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities, of a like principal amount of Exchange Securities, (b) use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 335 days of the Closing Date, (c) use their commercially reasonable efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer, (d) use their commercially reasonable efforts to cause the Exchange Offer, if it has been commenced, to be consummated not later than 365 days following the Closing Date and (e) for a period of 90 days following the consummation of the Exchange Offer (or such shorter period of time during which the Participating Broker-Dealers are required by law to deliver a prospectus), to make available a prospectus meeting the requirements of the 1933 Act to any Participating Broker-Dealer for use in connection with any resale of any Exchange Securities acquired in the Exchange Offer. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange

Offer Registration Statement, the Issuers shall, as soon as practicable, commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (i) is not an affiliate of the Issuers within the meaning of Rule 405 under the 1933 Act, (ii) is not a broker-dealer tendering Registrable Securities acquired directly from the Issuers for its own account, (iii) acquired the Exchange Securities in the ordinary course of such Holder’s business and (iv) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities and is not prohibited by any law or policy from participating in the Exchange Offer) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and under state securities or blue sky laws.

In connection with the Exchange Offer, the Issuers and the Guarantors shall:

(a)

mail as promptly as practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal (if relevant) and related documents, provided that the Issuers and the Guarantors shall only be required to mail such Prospectus to Holders of which they are aware after due inquiry;

(b)

keep the Exchange Offer open for acceptance for a period of not less than 20 business days (as defined in Rule 13e-4 of the 1934 Act) after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the Exchange Period);

(c)	utilize the services of the Depositary for the Exchange Offer;

(d)

permit Holders to withdraw tendered Registrable Securities at any time prior to the close of business, New York City time, on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder’s election to have such Registrable Securities exchanged;

(e)

notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Dealer Managers and Participating Broker-Dealers as provided herein); and

(f)	otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

The Exchange Securities shall be issued under (a) the Indenture or (b) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA, or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such other indenture shall provide that the Securities of any series and the equivalent Exchange Securities of such series shall vote and consent together on all matters as one class and that none of the Securities of any series or the equivalent Exchange Securities of such series will have the right to vote or consent as a separate class on any matter other than those matters which may affect only that particular series of Securities or the equivalent Exchange Securities of such series.

As soon as practicable after the close of the Exchange Offer, the Issuers shall:

(I)	accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer

Registration Statement and the letter of transmittal (if relevant) which shall be an exhibit thereto;

(II)	deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

(III)

cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange. Interest on each Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the Closing Date. The Exchange Offer shall not be subject to any conditions, other than (A) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (B) the valid tendering of Registrable Securities in accordance with the Exchange Offer, (C) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that (i) all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Securities or Exchange Securities, (ii) it is not prohibited by any law or policy from participating in the Exchange Offer, (iii) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Securities (iv) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making activities or other trading activities and it will be required to acknowledge that it will deliver a Prospectus in connection with any resale of Exchange Securities and (v) it shall have made such other representations as may be reasonably requested by the Issuers, or as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form F-4 or other appropriate form under the 1933 Act available, (E) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Issuers’ judgment, would reasonably be expected to impair the ability of the Issuers to proceed with the Exchange Offer and (F) that the Exchange Offer will be made to all Holders other than to any Holder of the European Economic Area to whom the Exchange Offer cannot be made without requiring the production of a prospectus for the purposes of the Directive 2003/71/EC (which may be certified or validated by way of representations from Holders of Registrable Securities). The Issuers shall inform the Dealer Managers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Dealer Managers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

Upon consummation of the Exchange Offer in accordance with this Agreement, the Issuers and Guarantors shall have no further obligation to register the Registrable Securities pursuant to Clause 2.2 of this Agreement.

2.2	Shelf Registration

(a)(i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Issuers determine after consultation with their outside counsel that they are not permitted to effect the Exchange Offer as contemplated by Clause 2.1 hereof, (ii) if for any other reason the Exchange Offer is not consummated within 365 days of the Closing Date, (iii) upon the written request of any Dealer Manager holding Registrable Securities that are not eligible to be exchanged for Exchange Securities in the Exchange Offer and held by it following the consummation of the Exchange Offer or (iv) upon notice of any Holder (other than a Dealer Manager) given to the Issuers in writing during the Exchange Period that (A) due to a change in law or SEC policy it is not entitled to participate in the Exchange Offer, (B) due to a change in law or SEC policy it may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) it is a broker-dealer and owns Registrable Securities acquired directly from the Issuers or an affiliate of the Issuers, then in case of each of paragraphs (i) through (iv) the Issuers and the Guarantors shall, at their expense:

(I)

As promptly as practicable and within 30 days from the date on which any of the conditions described in the foregoing clauses (i) - (iv) occur, including in the cases of clauses (iii) and (iv) the receipt of notice (each a Trigger Event) (but in no case earlier than 275 days following the Closing Date), use commercially reasonable efforts to file with the SEC, and thereafter shall use their commercially reasonable efforts to cause to be declared effective as promptly as practicable and, in any event, within 90 days after the Trigger Event (but in no case earlier than 335 days following the Closing Date), a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement.

(II)

Use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of one year from the Trigger Event, or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Securities (the Effectiveness Period); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended up to a maximum of 90 days if necessary to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the 1933 Act and as otherwise provided herein.

(III)

Notwithstanding any other provisions hereof, use their commercially reasonable efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

(b) The Issuers and the Guarantors agree (i) not to permit any securities other than Registrable Securities to be included in the Shelf Registration Statement and (ii), if necessary, to supplement or amend the Shelf Registration Statement, as required by Clause 3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment as promptly as reasonably practicable after its being used or filed with the SEC.

2.3	Expenses

The Issuers and the Guarantors shall pay all Registration Expenses in connection with the registration pursuant to Clause 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

2.4	Effectiveness.

(a)

The Issuers and the Guarantors will be deemed not to have used their respective commercially reasonable efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if any Issuer or Guarantor voluntarily takes any action that would, or omits to take any action which omission would result in (i) any such Registration Statement not being declared effective or (ii) the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless (i) such action is required by applicable law, or (ii) such action is taken in good faith and for valid business reasons (not including avoidance of the Issuers’ or the Guarantor’s obligations hereunder), including the acquisition or divestiture of assets, so long as the Issuers and the Guarantors promptly thereafter comply with the requirements of Clause 3(k) hereof, if applicable.

(b)

An Exchange Offer Registration Statement pursuant to Clause 2.1 hereof or a Shelf Registration Statement pursuant to Clause 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to be effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

2.5	Interest

In the event that either (a) the Exchange Offer Registration Statement has not been declared effective on or prior to the 335th calendar day following the Closing Date, (b) the Exchange Offer is not consummated, on or prior to the 365th calendar day following the Closing Date, or (c) a Shelf Registration Statement is not declared effective within the time period specified in Section 2.2.(a)(I) (each such event referred to in (a) through (c) above, a Registration Default), the interest rate borne by the Securities shall be increased (Additional Interest) by one-quarter of one percent (0.25%) per annum immediately following the occurrence of such Registration Default; provided, however, that no Additional Interest shall be payable if the Exchange Offer Registration Statement is not filed or declared effective or the Exchange Offer is not consummated on account of the reasons set forth in Clause 2.2 (a)(i) (it being understood, however, that in any such case the Issuers and the Guarantors shall be obligated to file a Shelf Registration Statement and Additional Interest shall be payable if the Shelf Registration Statement is not declared effective in accordance with Clause 2.2(a)(I)), that no Additional Interest shall be payable if the Shelf Registration Statement is not declared effective as set forth above because the request under Clause 2.2(a)(iii) or notice under Clause 2.2.(a)(iv) was not made on a timely basis; and provided, further, that Additional Interest shall only be payable in case the Shelf Registration Statement is not declared effective as aforesaid.

Immediately following the cure of a Registration Default, the accrual of Additional Interest with respect to that particular Registration Default will cease.

If the Shelf Registration Statement is declared effective but becomes unusable by the Holders of Registrable Securities covered by such Shelf Registration Statement (Shelf Registrable Securities) for any reason, and the aggregate number of days in any consecutive 12-month period for which the Shelf Registration Statement shall not be usable exceeds 30 days in the aggregate, then the interest rate borne by the Shelf Registrable Securities will be increased by one-quarter of one percent (0.25%) per annum of the principal amount of the Securities beginning on the 31st such day that such Shelf Registration Statement ceases to be usable. Upon the Shelf Registration Statement once again becoming usable, the interest rate borne by the Shelf Registrable Securities will be reduced to the original interest rate. Additional Interest shall be computed based on the actual number of days elapsed in each 30-day period in which the Shelf Registration Statement is unusable.

The Issuers shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an Event Date). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities entitled to receive the interest payment, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of Registrable Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

3.	REGISTRATION PROCEDURES

In connection with the obligations of the Issuers and the Guarantors with respect to Registration Statements pursuant to Clauses 2.1 and 2.2 hereof, the Issuers and the Guarantors shall:

(a)

prepare and file with the SEC a Registration Statement, within the relevant time period specified in Clause 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Issuers and/or the Parent Guarantor, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Shelf Registrable Securities by the selling Holders thereof, and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein;

(b)

prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance, in the case of a Shelf Registration, with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer);

(c)

in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five Business Days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities, in accordance with applicable law, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

(d)

use their commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that neither the Issuers nor any Guarantor shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Clause 3(d), (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject, or (iii) conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction;

(e)

notify promptly each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Issuers that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, provided that this Clause (i) shall not apply with respect to regular filings of documents or reports under the 1934 Act, at any time following the effectiveness of such Registration Statement, where such filing is made as part of the Issuers’ or Guarantors’ ordinary-course periodic disclosure obligations under Section 13 or 15 of the 1934 Act, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Issuers contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (vi) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Issuers that a post-effective amendment to such Registration Statement would be appropriate;

(f)

in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” which section shall be reasonably acceptable to the Dealer Managers on behalf of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Dealer Managers on behalf of the Participating Broker-Dealers and its counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Issuers the notice referred to in Clause 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

“If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer”;

and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in paragraph (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and (v) if reasonably requested by the Dealer Managers, deliver to them on behalf of the Participating Broker-Dealers upon the effectiveness of the Exchange Offer Registration Statement officers’ certificates substantially in the form customarily delivered in a public offering of debt securities and a comfort letter or comfort letters in customary form from the Parent Guarantor’s independent certified public accountants (and, if necessary and so requested, any other independent certified public accountants of any subsidiaries of the Parent Guarantor or of any business acquired by the Parent Guarantor for which financial statements are, or are required to be, included in the Registration Statement) at least as broad in scope and coverage as the comfort letter or comfort letters delivered to the Dealer Managers in connection with the initial sale of the Securities to the Dealer Managers;

(g)

(i) in the case of an Exchange Offer, furnish counsel for the Dealer Managers and (ii) in the case of a Shelf Registration, furnish Special Counsel copies of comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to the applicable Registration Statement or for additional information;

(h)	make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

(i)

in the case of a Shelf Registration, furnish, upon request, to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested in writing);

(j)

in the case of a Shelf Registration, co-operate with the selling Holders of Shelf Registrable Securities to facilitate the timely preparation and delivery of certificates representing Shelf Registrable Securities to be sold and not bearing any restrictive legends; and enable such Shelf Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three Business Days prior to the closing of any sale of Shelf Registrable Shelf Securities;

(k)

in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Clauses 3(e)(v), 3(e)(vi) and 3(e)(vii) hereof, as promptly as practicable after the occurrence of such an event, use their commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Shelf Registrable Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At such time as such public disclosure is otherwise made or the Issuers determine that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Issuers agree promptly to notify each Holder of such determination and to furnish each Holder with such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request and the Dealer Managers, on their own behalf and on behalf of subsequent Holders, hereby agree to suspend use of the Prospectus until the Issuers have amended or supplemented to correct such misstatement or omission;

(l)

obtain a CUSIP number for all Exchange Securities or Shelf Registrable Securities, as the case may be, not later than the effective date of a Registration Statement applicable to such securities, and provide the Trustee with printed certificates for the Exchange Securities, or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary, which CUSIP numbers shall, upon request by the Issuers, be provided by the Dealer Managers;

(m)

(i) cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities or Shelf Registrable Securities, as the case may be, (ii) co-operate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(n)

in the case of a Shelf Registration, enter into customary agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Shelf Registrable Securities, as may be reasonably requested by the Majority Holders, and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

(I)

make such representations and warranties to the Holders of such Shelf Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

(II)	obtain opinions of United States and local counsel to the Issuers and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance)

shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Shelf Registrable Securities being sold and their respective counsel) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters with such customary exceptions and qualifications as contained in the opinions delivered pursuant to the Dealer Manager Agreement;

(III)

obtain “cold comfort” letters and updates thereof from the Parent Guarantor’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any material subsidiary of the Parent Guarantor or of any business directly or indirectly acquired by the Parent Guarantor for which financial statements are, or are required to be, included in the Registration Statement) addressed to each selling Holder of Shelf Registrable Securities (to the extent permitted by applicable professional standards) and the underwriters, if any, as may be reasonably requested by the Majority Holders, with such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters to underwriters in connection with similar underwritten offerings, such letters to be agreed upon by the selling Holders and underwriters and such accountants, such agreement not to be unreasonably withheld;

(IV)

if so requested by the Majority Holders, enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Shelf Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

(V)

if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Clause 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; provided that such underwriting agreement shall contain customary provisions regarding indemnification of the Issuers with respect to information provided by the underwriter; and

(VI)

deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Majority Holders of the Shelf Registrable Securities being sold and the managing underwriters, if any.

The above shall be done at (A) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder;

(o)

in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, for a reasonable period of time preceding the filing of the applicable Registration Statement and prior to the execution of any applicable underwriting agreement, make available for inspection by representatives of the Holders of the Shelf Registrable Securities who are selected by Holders of a majority in aggregate principal amount of Shelf Registrable Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer, any Special Counsel or any accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Issuers and the Guarantors reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Issuers and the Guarantors to supply all information reasonably requested by any such representative, underwriter, Special Counsel or accountant in connection with a Registration Statement, and make such representatives of the Issuers and the Guarantors available for discussion of such documents as shall be reasonably requested by the Dealer Managers, provided, however that such records, documents or information which the Issuers identify as being confidential shall not be disclosed by the representative, Holder, attorney or accountant unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement; (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or as part of the evidentiary procedures of a court of competent jurisdiction; or (iii) such records, documents or information have previously been generally made available to the public, and the Issuers shall be entitled to require that such persons sign a confidentiality agreement to that effect;

(p)

in the case of an Exchange Offer Registration Statement, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Dealer Managers and to their counsel and make such changes in any such document prior to the filing thereof as the Dealer Managers or such counsel may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Dealer Managers and their counsel shall not have previously been advised and furnished a copy of or to which the Dealer Managers or their counsel shall reasonably object, and make the representatives of the Issuers and the Guarantors available for discussion of such documents as shall be reasonably requested by the Dealer Managers;

(q)

in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Shelf Registrable Securities, to the Dealer Managers, to Special Counsel and to the underwriter or underwriters of an underwritten offering of Shelf Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Dealer Managers, Special Counsel or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders of Shelf Registrable Securities, the Dealer Managers on behalf of the Holders of Registrable Securities, Special Counsel or any underwriter shall not have previously been advised and furnished a copy of or to which such Majority Holders, the Dealer Managers on behalf of the Holders of Registrable Securities, Special Counsel or any underwriter shall reasonably object, and make the representatives of the Issuers and the Guarantors available for discussion of such document as shall be reasonably requested by the Majority Holders of Registrable Securities, the Dealer Managers on behalf of Holders of Registrable Securities, Special Counsel or any underwriter;

(r)

in the case of a Shelf Registration, use their commercially reasonable efforts to cause all Exchange Securities and Shelf Registrable Securities to be listed on any securities exchange on which similar debt securities issued by the Issuers are then listed if requested by the Majority Holders or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, which request shall, in the reasonable judgment of the Majority Holders or underwriters, as applicable, be for purposes of facilitating the sale or resale of the Exchange Securities or Shelf Registrable Securities;

(s)	in the case of a Shelf Registration, use their commercially reasonable efforts to cause the Shelf Registrable Securities to be rated by the same nationally recognized statistical rating agencies rating the Registrable Securities, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(t)

otherwise comply with all applicable rules and regulations of the SEC and make available to their security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

(u)

co-operate and assist in any filings required to be made with FINRA and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of FINRA); and

(v)

upon consummation of an Exchange Offer, obtain customary opinions of counsel to the Issuers and the Guarantors addressed to the Trustee, if so required by the Trustee, which includes opinions that (i) the Issuers and the Guarantors have duly authorized, executed and delivered the Exchange Securities, as applicable, and the related indenture and guarantees, and (ii) each of the Exchange Securities and guarantees and related indenture constitute a legal, valid and binding obligation of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its respective terms (with customary exceptions).

In the case of a Shelf Registration Statement, the Issuers may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of Shelf Registrable Securities to furnish to the Issuers such information regarding the Holder and the proposed distribution by such Holder of such Shelf Registrable Securities as the Issuers may from time to time reasonably request in writing for use in connection with any Shelf Registration Statement or Prospectus included therein, including without limitation, information specified in Item 507 of Regulation S-K under the 1933 Act and the Issuers may exclude from such registration the Shelf Registrable Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request .

In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Issuers of the happening of any event or the discovery of any facts, each of the kind described in Clause 3(e)(v)-(vii) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Clause 3(k) hereof, and, if so directed by the Issuers, such Holder will deliver to the Issuers (at their expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Shelf Registrable Securities current at the time of receipt of such notice.

Without prejudice to the obligation in Clause 2.5 to pay additional interest relating to periods when the Shelf Registration Statement is not available, during any 365-day period, the Issuers, upon notice to the Holders of Shelf Registrable Securities covered by the Shelf Registration Statement, may suspend the availability of such Registration Statement for up to two periods of up to 45 consecutive days (except for the consecutive 45-day period immediately prior to the maturity of the Securities), but not more than an aggregate of 60 days during any 365-day period, if the Issuers’ Boards of Directors determine in good faith that there is a valid purpose for the suspension.

If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering, provided such selection is acceptable to the Issuers. No Holder of Registrable

Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4.	INDEMNIFICATION; CONTRIBUTION

4.1

The Issuers and the Guarantors agree to indemnify and hold harmless the Dealer Managers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter in an offering of Shelf Registrable Securities (any such Person being an Underwriter), each of their respective directors, officers and affiliates and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(a)

against any and all loss, liability, claim, damage and expense, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Shelf Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or any Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b)

against any and all loss, liability, claim, damage and expense, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Clause 4.3 below) any such settlement is effected with the written consent of the indemnifying party, which shall not be unreasonably withheld; and

(c)

against any and all expense, as incurred (including the fees and disbursements of counsel chosen by any indemnified party as provided therein), reasonably incurred in investigating or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (a) or (b) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuers by the Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or any Free Writing Prospectus.

The indemnity provided for in this Clause 4 will be in addition to any liability that the Issuers or the Guarantors may otherwise have to the indemnified parties.

4.2	Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Issuers and the Guarantors, the Dealer Managers, each Underwriter and the other selling Holders, and each of their respective directors, officers and affiliates, and each Person, if any, who controls the Issuers, the Dealer Managers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Clause 4.1 hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) or any Free Writing Prospectus in reliance upon and in conformity with written information with respect to such Holder furnished to the Issuers by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto or any Free Writing Prospectus) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

4.3

Promptly after receipt by an indemnified party under this Clause 4 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Clause 4, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Clause 4, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (a) will not relieve it from any liability under Clause 4.1 or 4.2 above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (b) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Clause 4.1 or 4.2 above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Clause 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Dealer Managers, Holders or Underwriters in the case of Clause 4.1 or the Issuers or Guarantors in the case of Clause 4.2, representing the indemnified parties under such clause, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this Clause 4.3 shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Clause 4, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

4.4

If the indemnification provided for in this Clause 4 is for any reason unavailable to hold harmless an indemnified party (other than by reason of the first sentence of Clause 4.3) in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Issuers on the one hand and the Holders and the Dealer Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Issuers on the one hand and the Holders and the Dealer Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers, the Holders or the Dealer Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuers, the Holders and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Clause 4 were determined by pro rata allocation (even if the Dealer Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Clause 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Clause 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Clause 4, in no event shall any Dealer Manager be required to contribute any amount in excess of the amount of the total fees received by it under the Dealer Manager Agreement exceeds the amount of any damages which such Dealer Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Clause 4, each Person, if any, who controls a Dealer Manager or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of their respective directors, officers, agents, employees and affiliates shall have the same rights to contribution as such Dealer Manager or Holder, and each Person, if any, who controls an Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of the Issuers’ directors, officers, agents, employees and affiliates shall have the same rights to contribution as the Issuers. The Dealer Managers’ respective obligations to contribute pursuant to this Clause 4 are several in proportion to the respective fees paid to such Dealer Managers under the Dealer Manager Agreement.

5.	MISCELLANEOUS

5.1	Rule 144 and Rule 144A

For so long as the Issuers or the Parent Guarantor are subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Issuers and the Parent Guarantor covenant that they will use reasonable best efforts to file the reports required to be filed by each of them under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder in a timely manner. If the Issuers or the Parent Guarantor cease to be so required to file such reports, the Issuers and the Parent Guarantor covenant that they will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary under applicable rules and regulations to permit sales pursuant to Rule 144A under the 1933 Act and will take such further action as any Holder of Registrable Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Issuers will deliver to such Holder a written statement as to whether they have complied with such requirements. The Issuers’ obligations under this Clause 5.1 shall terminate upon the later of the consummation of the Exchange Offer and the Effectiveness Period.

5.2	No Inconsistent Agreements

The Issuers and the Guarantors have not entered into and the Issuers and the Guarantors will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Issuers’ other issued and outstanding securities under any such agreements.

5.3	Amendments and Waivers

The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuers have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.

5.4	Notices

All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Issuers by means of a notice given in accordance with the provisions of this Clause 5.4, which address initially is the address set forth in the Dealer Manager Agreement with respect to the Dealer Managers; and (b) if to the Issuers, initially at the Issuers’ addresses set forth in the Dealer Manager Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Clause 5.4.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

5.5	Successor and Assigns

This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Dealer Manager Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Dealer Manager Agreement, and such person shall be entitled to receive the benefits hereof.

5.6	Third Party Beneficiaries

Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Issuers and the Guarantors, on the one hand, and the Dealer Managers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder. The Dealer Managers (even if the Dealer Managers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Issuers and the Guarantors, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

5.7	Specific Enforcement

Without limiting the remedies available to the Dealer Managers and the Holders, the Issuers and the Guarantors acknowledge that any failure by the Issuers and the Guarantors to comply with their obligations under Clauses 2.1 through 2.4 hereof may result in material irreparable injury to the Dealer Managers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Dealer Managers or any Holder may obtain such relief as may be required to specifically enforce the Issuers’ and the Guarantors’ obligations under Clauses 2.1 through 2.4 hereof.

5.8	Counterparts

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5.9	Headings

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.10	GOVERNING LAW; CONSENT TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; WAIVER OF JURY TRIAL

(a)

THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

(b)

Each of the parties hereto irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or based on this Agreement may be brought in any United States federal or state court in the State of New York, County of New York.

(c)

Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

5.11	Severability

In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

5.12	Guarantors

Notwithstanding anything herein to the contrary, to the extent that the registration of the Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement in accordance with Clause 2.1 or Clause 2.2 of this Agreement would, under the rules, regulations or interpretations of the SEC, require a Guarantor (other than the Parent Guarantor) to include its financial statements in any such Registration Statement or periodic reports filed with or furnished to the SEC, the guarantee of such Guarantor (each, a Guarantee) shall not be applicable to any Securities so registered on a Registration Statement and shall be terminated in accordance with the Indenture; and, moreover, the relevant Guarantor will be under no obligation to issue such Guarantee with respect to any Exchange Securities. In addition, to the extent it is deemed reasonably necessary for purposes of meeting the requirements of Rule 3-10 under Regulation S-X under the 1933 Act (or any successor or similar regulation or exemption) in order for financial statements of such Guarantor (other than the Parent Guarantor) not to be required to be included in any Registration Statement or periodic reports filed with or furnished to the SEC, such Guarantor shall be entitled to amend or modify the terms of its Guarantee with respect to the Securities or the Exchange Securities or the limitations applicable to its Guarantee, in any respect in accordance with the terms of the Indenture.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SIGNATORIES

ANHEUSER-BUSCH COMPANIES, LLC

By: /s/ Bryan Warner
Name: Bryan Warner
Title: Authorized Signatory

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

By: /s/ Bryan Warner
Name: Bryan Warner
Title: Authorized Signatory

ANHEUSER-BUSCH INBEV SA/NV

By: /s/ Jan Vandermeersch
Name: Jan Vandermeersch
Title: Authorized Signatory

ANHEUSER-BUSCH INBEV FINANCE INC.

By: /s/ Bryan Warner
Name: Bryan Warner
Title: Authorized Signatory

BRANDBEV S.À.R.L. a société à responsabilité limitée incorporated and existing under the laws of the Grand Duchy of Luxembourg, with its registered office at Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Grand Duchy of Luxemburg and registered with the Luxembourg register of commerce and companies under the number B 80.984

By: /s/ Jan Vandermeersch /s/ Ann Randon
Name: Jan Vandermeersch / Ann Randon
Title: Authorized Officers

BRANDBREW S.A. a société anonyme incorporated and existing under the laws of the Grand Duchy of Luxembourg, with its registered office at Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Grand Duchy of Luxemburg and registered with the Luxembourg register of commerce and companies under the number B 75.696

By: /s/ Jan Vandermeersch /s/ Ann Randon
Name: Jan Vandermeersch / Ann Randon
Title: Authorized Officers

COBREW NV

By: /s/ Jan Vandermeersch /s/ Ann Randon
Name: Jan Vandermeersch / Ann Randon
Title: Authorized Officers

The foregoing Registration Rights Agreement is hereby confirmed and accepted by the Dealer Managers as of the date first above written.

Accepted and Agreed

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Au
Name: Pamela Au
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Matthew Barsamian
Name: Matthew Barsamian
Title: Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John Han
Name: John Han
Title: Managing Director

By:	/s/ Ryan Montgomery
Name: Ryan Montgomery
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ David Scott
Name: David Scott
Title: Managing Director

Schedule 1

Subsidiary Guarantors

Name	Jurisdiction of Incorporation

Anheuser-Busch InBev Finance Inc.	Delaware
Brandbev S.à r.l.	Luxembourg
Brandbrew S.A.	Luxembourg
Cobrew NV	Belgium